Exhibit 5

Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street, N.E., Suite 3000
Atlanta, GA 30308-2216

troutman.com

March 19, 2021

Board of Directors

Dollar General Corporation

100 Mission Ridge

Goodlettsville, TN 37072

RE: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Dollar General Corporation, a Tennessee corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register an additional $40 million of unsecured obligations of the Company (the “Obligations”) to pay deferred compensation in accordance with the terms and conditions of the Company’s CDP/SERP Plan, as amended and restated effective December 31, 2007, and as further amended through the date hereof (the “Plan”).

We have examined originals or copies of such corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, including the Plan, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that (i) all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, (ii) all of the signatories to the documents referred to in this opinion letter have been duly authorized, and (iii) all of the parties to the documents referred to in this opinion letter are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We do not purport to express an opinion on any laws of any jurisdiction other the laws of the State of Tennessee and only with respect to the Tennessee Business Corporation Act, as well as applicable provisions of the Tennessee State Constitution and reported judicial decisions interpreting those laws. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we

Dollar General Corporation
March 19, 2021

undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Obligations have been duly authorized, and when accrued for the account of participants in the Plan in accordance with the terms of the Plan, will be valid and binding obligations of the Company, enforceable in accordance with the terms of the Plan except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general principles of equity, whether such enforcement is considered in a proceeding at law or in equity.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP